UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2007

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On November 15, 2007, The Finish Line, Inc. (the “Company”) filed an answer to an amended complaint in the previously disclosed lawsuit filed by Genesco, Inc. (“Genesco”) in the Chancery Court in Nashville, Tennessee relating to the proposed acquisition of Genesco by the Company (the “Merger”). In that answer the Company notified Genesco that it claims that a “Company Material Adverse Effect” has occurred under the Agreement and Plan of Merger (the “Agreement”) dated as of June 17, 2007, among The Finish Line, Inc., Headwind, Inc., and Genesco, Inc. Service of the answer under the Tennessee Rules of Civil Procedure and the Agreement constitutes formal notice of the Company's claim under Section 6.10 of the Agreement. A Company Material Averse Effect that is not cured in accordance with the terms of the Agreement will cause a condition precedent to the Company’s obligation to close the Merger with Genesco to fail.

The Company has previously reported that UBS Loan Finance LLC and UBS Securities LLC, who have signed a commitment letter (the “Commitment Letter”) regarding the Company’s financing for its proposed acquisition of Genesco, have also taken the position that the Commitment Letter may be terminated if a Material Adverse Effect as to Genesco has occurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2007	The Finish Line, Inc.

	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Executive Vice President–Chief Financial Officer and Assistant Secretary